UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): March 25, 2008

BEKEM METALS, INC.
(Exact Name of Registrant as Specified in its Charter)

Utah	000-50218	87-0669131
(State or other jurisdiction of incorporation)	Commission File Number)	(IRS Employer Identification Number)

170 Tchaikovsky Street, 4th Floor, Almaty, Kazakhstan
(Address of principal executive offices)

050000
(Zip code)

+7 (3272) 582 386
(Registrant’s telephone number, including area code)

N/A
(Former name of former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into Material Definitive Agreement

The information set forth in Item 5.02 is incorporated by reference herein.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 25, 2008 the board of directors approved certain amendments to the Employment Agreement of Yermek Kudabayev dated May 1, 2006 (the “Original Employment Agreement”). Under the Original Employment Agreement Mr. Kudabayev was employed as the Company’s Chief Financial Officer. With the resignation of the Company’s prior President and Chief Executive Officer on May 30, 2007 Mr. Kudabayev began fulfilling the duties of the President and Chief Executive Officer of the Company. In recognition of the fact that Mr. Kudabayev’s responsibilities with the Company have changed since the Original Employment Agreement, on March 25, 2008, the board of directors approved the First Amendment to Employment Agreement of Mr. Kudabayev dated March 25, 2008 (the “Amendment”).

The Amendment makes the following changes to the Original Employment Agreement:

•	recognizes Mr. Kudabayev as the President and Chief Executive Officer of the Company and amends his duties accordingly;
•	increases his annual salary from $120,000 net to $180,000 net; and
•	increases Mr. Kudabayev's restricted stock grant by an additional 38,343 common shares of the Company.

To effect the increase in Mr. Kudabayev’s restricted stock grant, the parties agreed to a First Amendment to Bekem Metals, Inc., Restricted Stock Agreement, dated March 25, 2008 (“Amended Restricted Stock Agreement – Kudabayev”). The Amended Restricted Stock Agreement – Kudabayev increases the number of shares that will vest to Mr. Kudabayev on April 7, 2008 (the second anniversary of the original Restricted Stock Agreement) by 19,171 shares and the number of shares that will vest to Mr. Kudabeyev on April 7, 2009 (the third anniversary of the original Restricted Stock Agreement) by 19,172 shares. Other than these changes, the terms and conditions of the original Restricted Stock Agreement with Mr. Kudabayev are unchanged.

The description of the Amendment and the Amended Restricted Stock Agreement – Kudabayev in this Current Report are only summaries of the Amendment and the Amended Restricted Stock Agreement – Kudabayev and are qualified in their entirety by reference to the terms of the Amendment and the Amended Restricted Stock Agreement – Kudabayev copies of which are attached as exhibits to this Current Report.

On March 25, 2008 the board of directors approved the First Amendment to Bekem Metals, Inc. Restricted Stock Agreement with Nurlan Tajibayev (“Amended Retricted Stock Agreement – Tajibayev”) to

revise the vesting requirements of the original restricted stock grant made to Mr. Tajibayev, a Company director and Vice President of Metallurgy, on October 19, 2006. The vesting requirements of the original restricted stock grant to Mr. Tajibayev were tied to development and construction of a pilot plant to test the Company’s proprietary hydrochlorination technology. Subsequent to the initial restricted stock grant management has asked Mr. Tajibayev to focus his attention and efforts toward the development and construction of a processing plant. Therefore, the board of directors revised the vesting requirements of Mr. Tajibayev’s restricted stock grant to reflect this change. This change has not resulted in any change in the number of restricted shares granted to Mr. Tajibayev, it does not affect the shares that have already vested to Mr. Tajibayev and it does not change the number of shares that will vest on the applicable vesting dates or the vesting dates.

The revisions adopted by the board of directors provide that one-fourth of Mr. Tajibayev’s restricted stock grant will now vest on October 20, 2008, provided that the Company starts construction of an ore processing plant prior to October 20, 2008, and the final one-half of the restricted stock grant will vest on October 20, 2009 provided the Company has commenced commercial operations by October 20, 2009.

The description of the Amended Restricted Stock Agreement – Tajibayev in this Current Report is only a summary of the Amended Restricted Stock Agreement – Tajibayev and is qualified in its entirety by reference to the terms of the Amended Restricted Stock Agreement – Tajibayev, a copy of which is attached as an exhibit to this Current Report.

On March 25, 2008 the board of directors approved the employment agreement of Zhassulan Bitenov, the Company’s Chief Financial Officer (the “Employment Agreement”). The Employment Agreement is effective for an initial term of one year. The term of the Employment Agreement will continue for three (3) one-year terms after the initial term unless terminated by either party before the beginning of a renewal term. The Employment Agreement provides for an annual salary of $108,000 net of taxes, which shall also be paid by the Company. Mr. Bitenov’s salary may be reviewed and adjusted by the board of directors not less frequently than annually. During the term of his employment, Mr. Bitenov will be allowed to participate in such pension, profit sharing, bonus, life insurance, hospitalization, major medical and other employee benefit plans that may be in effect from time to time and to the extent he is eligible to participate under the terms of the particular plan. Mr. Bitenov shall be eligible for performance bonuses at the discretion of the board of directors. The Employment Agreement provides for 28 days of paid vacation per calendar year.

Pursuant to the Employment Agreement, Mr. Bitenov received a performance based restricted stock grant of 383,429 shares, the terms of which are set forth in the Bekem Metals, Inc. Restricted Stock Agreement dated March 25, 2008 between the Company and Mr. Bitenov (the “Restricted Stock Agreement – Bitenov”). The Restricted Stock Agreement – Bitenov provides that the restricted stock grant will vest over a period of three years commencing on January 3, 2008, the one-year anniversary of the restricted stock grant from the Company. This restricted stock grant shall vest as follows:

•	95,857 shares on January 3, 2009
•	95,857 shares on January 3, 2010
•	191,715 shares on January 3, 2011

The vesting of Mr. Bitenov’s restricted stock grant in each of the first two years is contingent upon the Company making timely Securities and Exchange Commission filings in each year. Vesting of the restricted stock grant in the third year is also contingent upon the Company making timely Securities and Exchange Commission filings during the third year and is also contingent upon the Company having commenced commercial operations.

Should the Company terminate Mr. Bitenov’s employment for good reason, he shall be entitled to salary for the month in which he is terminated and for the succeeding three calendar months. An additional month will be added up to a maximum of twelve months for each year of completed service beginning after two full years of service. This amount may be reduced in the event Mr. Bitenov obtains new employment prior to the completion of the payment period. If he is terminated for cause he shall only be entitled to compensation through the date of termination. If he is terminated for disability he shall be compensated for the remainder of the month and for three succeeding months or until disability insurance benefits commence. If employment is terminated because of death he shall be entitled to compensation through the end of the calendar month in which his death occurs.

The description of the Employment Agreement and the Restricted Stock Agreement – Bitenov in this Current Report are only summaries of those agreements and are qualified in their entirety by reference to the terms of the Employment Agreement and the Restricted Stock Agreement – Bitenov, copies of which are attached exhibits to this Current Report.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit 10.1	First Amendment to Employment Agreement of Yermek Kudabayev, dated March 25, 2008
Exhibit 10.2	First Amendment to Bekem Metals, Inc. Restricted Stock Agreement with Yermek Kudabayev, dated March 25, 2008
Exhibit 10.3	First Amendment to Bekem Metals, Inc. Restricted Stock Agreement with Nurlan Tajibayev, dated March 25, 2008
Exhibit 10.4	Employment Agreement of Zhassulan Bitenov, dated March 25, 2008
Exhibit 10.5	Bekem Metals, Inc. Restricted Stock Agreement with Zhassulan Bitenov, dated March 25, 2008

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

BEKEM METALS, INC.

Date: March 28, 2008	By:	/s/ Yermek Kudabayev
Yermek Kudabayev, Chief Executive Officer

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